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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): October 28, 2004

                     Lehman ABS Corporation, on behalf of:

           CORPORATE BACKED TRUST CERTIFICATES, SERIES 2001-14 TRUST
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            (Exact Name of Registrant as Specified in Its Charter)


          Delaware                     001-31836               13-3447441
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(State or Other Jurisdiction        (Commission File        (I.R.S. Employer
     of Incorporation)                   Number)           Identification No.)


Lehman ABS Corporation
745 Seventh Avenue
New York, New York                                                 10019
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code: (212) 526-7000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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The Corporate Backed Trust Certificates, Series 2001-14 Trust, which we refer to herein as the "Trust," was formed pursuant to the Standard Terms for Trust Agreements, dated as of January 16, 2001, between Lehman ABS Corporation, as depositor, and U.S. Bank Trust National Association, as trustee, as supplemented by the Series Supplement in respect of the Trust dated as of April 10, 2001.

Item 8.01. OTHER EVENTS

Georgia-Pacific Corporation, the issuer of $6,500,000 Georgia Pacific Corporation 8.25% Debentures due 2023 (the "8.25% Debentures") held as one of the underlying securities in the Trust, called the 8.25% Debentures for redemption in full on October 28, 2004 at a price of 103.375% plus accrued interest. Total cash received by the Trust upon the redemption of the 8.25% Debentures was $6,804,281.25, consisting of $6,500,000.00 principal, $84,906.25 interest and $219,375.00 premium, in addition to which the Trust has previously received $268,125.00 interest due September 1, 2004 on the 8.25% Debentures. In accordance with the terms of the Trust Agreement, the redemption proceeds were applied to the reduction of the outstanding principal amount of the 1,640,914 Corporate Backed Trust Certificates (the "Certificates") on October 28, 2004 (the "Principal Reduction Date") and payment was made on the Certificates at a total rate of $4.31004078 per Certificate, consisting of $3.73485174 principal reduction per Certificate plus accrued interest and additional cash in the amount of $0.57518904 per Certificate. The total payment made on the Certificates was $7,072,406.25, consisting of $6,128,570.50 principal and $943,835.75 accrued interest and additional cash. After giving effect to the above Principal Reduction, the total number of Certificates outstanding remained at 1,640,914. The total principal amount of Certificates outstanding was reduced to $34,894,279.50, at a net principal amount of $21.26514826 per Certificate. The scheduled April 30 and October 30 semi-annual interest distribution rate per certificate was reduced from $1.09375 per certificate to $0.93035024 per certificate effective immediately after the principal reduction payment. The remaining underlying securities held in the Trust consist solely of $35,400,000 Georgia Pacific Corporation 8.625% Debentures due 2025.

No other reportable transactions or matters have occurred during the current reporting period.

Georgia-Pacific Corporation, the issuer of the underlying securities, is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). For information on the issuer of the underlying securities please see its periodic and current reports filed with the Securities and Exchange Commission (the "Commission") under the issuer's Exchange Act file number, 001-03506. Periodic and current reports and other information required to be filed pursuant to the Exchange Act, by the issuer of the underlying securities may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system, or "EDGAR." Neither Lehman ABS Corporation nor the Trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Lehman ABS Corporation nor the Trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the issuer of the underlying securities, or the underlying securities themselves, have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.


Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  The following exhibit is filed as part of this report:

     1 Trustee's Distribution Statement to the Series 2001-14 Certificate Holders for the period ending October 28, 2004.



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                                   SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 28, 2004


                                         Lehman ABS Corporation


                                         By: /s/ Paul Mitrokostas
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                                         Name:   Paul Mitrokostas
                                         Title:  Senior Vice President



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                                 EXHIBIT INDEX


Exhibit Number     Description
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       1           Trustee's Distribution Statement to the Series 2001-14
                   Certificate Holders for the period ending October 28, 2004



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